UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of Targacept, Inc. (the “Company”) was held on June 10, 2010. There were 28,344,707 shares of the Company’s common stock issued and outstanding as of the record date for the annual meeting (April 14, 2010) and eligible to be voted.

A brief description of each matter submitted to a vote of the stockholders at the annual meeting and, for each matter, the number of votes cast in favor, against or withheld and, where applicable, the number of abstentions and the number of broker non-votes are set forth below. Each matter was approved by the requisite vote of the Company’s stockholders. A more complete description of each matter is set forth in the Company’s proxy statement for the annual meeting.

1.	Election of Charles A. Blixt, Alan W. Dunton, M.D. and Ralph Snyderman, M.D. to the Company’s Board of Directors as Class I directors to serve for a term to expire at the 2013 annual meeting of stockholders, with each such director to hold office until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.

Nominee	Shares Voted in Favor	Shares Withheld

Charles A. Blixt	19,228,444	27,343

Alan W. Dunton, M.D.	19,228,619	27,168

Ralph Snyderman, M.D.	19,253,444	2,343

There were 4,950,309 broker non-votes with respect to the election of directors.

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Shares Voted in Favor	Shares Voted Against	Shares Abstaining

24,125,110	80,586	400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: June 15, 2010	/S/ PETER A. ZORN
Peter A. Zorn
Senior Vice President, Legal Affairs, General Counsel and Secretary